                                                                     EXHIBIT (M)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAY5
                      Class B Certificate CUSIP #25466KAZ2


Trust Distribution Date: July 15, 1997        Due Period Ending:  June 30, 1997

Pursuant to the Series Supplement dated as of February 21, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

          Series  1996-3                           Total         Interest      Principal
             Class A      30 days at 6.050000000%  $5.041666667  $5.041666667  $0.000000000

             Class B      30 days at 6.250000000%  $5.208333333  $5.208333333  $0.000000000

2.  Principal Receivables at the end of the Due Period

   (a) Aggregate Investor Interest                       $12,275,796,676.00
       Seller Interest                                   $5,297,487,748.80

       Total Master Trust                                $17,573,284,424.80


   (b) Group One Investor Interest                       $10,175,796,676.00

   (c) Group Two Investor Interest                        $2,100,000,000.00

   (d) Series 1996-3 Investor Interest                      $631,579,000.00

   (e) Class A Investor Interest                            $600,000,000.00

       Class B Investor Interest                             $31,579,000.00

3.  Allocation of Receivables Collected During the Due Period

                                              Finance Charge           Principal               Yield
                                               Collections            Collections            Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation.      $204,093,992.95       $1,562,996,511.89            $0.00

          Seller:                             $87,177,582.55        $667,625,026.41              $0.00

      (b) Group One Allocation                $169,199,658.21       $1,295,768,051.60            $0.00

      (c) Group Two Allocation                $34,894,334.74        $267,228,460.29              $0.00

      (d) Series 1996-3 Allocations           $10,485,776.71        $80,302,375.38               $0.00

      (e) Class A Allocations                 $9,961,487.88         $76,287,256.61               $0.00

          Class B Allocations                 $524,288.83           $4,015,118.77                $0.00

4.  Information Concerning the Series Principal Funding Accounts ("SPFA")

                              Deposits into the
                              SPFAs This        SPFA   Deposit Deficit   Investment
                              Due Period       Balance     Amount         Income
          Series 1996-3          $0.00         $0.00         0.00          $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments

                                                                    Total Payments
                                   Amount Paid    Deficit Amount     Through This
                                 This Due Period  This Due Period     Due Period
          Series 1996-3                 $0.00           $0.00            $0.00

6.  Information Concerning the Series Interest Funding Accounts ("SIFA")

                                            Deposits Into the
                                               SIFAs This
                                                DuePeriod       SIFA Balance
          Series 1996-3                        $3,189,473.96   $15,947,369.80

7.  Pool Factors

                                                                 This Due Period
          Class A                                                1.00000000

          Class B                                                1.00000000

8.  Investor Charged-Off Amount

                                                                  Cumulative
                                                                   Investor
                                                                  Charged-Off
                                                This Due Period    Amount
      (a) Group One                           $65,940,534.12            $0.00

      (b) Group Two                           $13,599,029.07            $0.00

      (c) Series 1996-3                        $4,086,519.59            $0.00

      (d) Class A                              $3,882,193.61            $0.00

          Class B                                $204,325.98            $0.00

9.  Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                Original Invested
                                                     Total          Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-3                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

10. Reimbursement of Investor Losses This Due Period

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total         Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-3                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

11. Aggregate Amount of Unreimbursed Investor Losses

                                                                   Per $1,000 of
                                                                 Original Invested
                                                       Total        Principal
      (a) Group One                                    $0.00          $0.00

      (b) Group Two                                    $0.00          $0.00

      (c) Series 1996-3                                $0.00          $0.00

      (d) Class A                                      $0.00          $0.00

          Class B                                      $0.00          $0.00

12. Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $16,959,661.13

      (b) Group Two                                            $3,500,000.00

      (c) Series 1996-3                                        $1,052,631.67

      (d) Class A                                              $1,000,000.00

          Class B                                                 $52,631.67

13. Class Available Subordinated Amount at the end of the Due Period

                                                                 As a Percentage
                                                                   of Class A
                                                   Total         Invested Amount
          Series 1996-3 Class B               $37,894,740.00         6.3158%

14. Total Available Credit Enhancement Amounts

                                                  Shared Amount  Class B Amount
          Maximum Amount                               $0.00     $18,947,370.00

          Available Amount                             $0.00     $18,947,370.00

          Amount of Drawings on Credit Enhancement
           for this Due Period                         $0.00              $0.00

15. Delinquency Summary

          End of Due Period Master Trust Receivables Outstanding      $17,861,912,737.07

                              Delinquent Amount     Percentage of Ending
          Payment Status      Ending Balance        Receivables Outstanding
          30-59 days          $507,951,322.94              2.84%

          60-179 days         $774,519,100.16              4.34%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________
                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-3 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of February 21, 1996 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-3 Master Trust Certificates for the Distribution Date occurring on July 15, 1997:


     1.   Greenwood is Master Servicer under the Pooling and Servicing
          Agreement.

     2.   The undersigned is a Servicing Officer of Greenwood as Master
          Servicer.

     3.   The aggregate amount of Collections processed during the related Due
          Period is equal to                                                         $2,521,893,113.82

     4.  The aggregate amount of Class A Principal Collections processed during
          the related Due Period is equal to                                         $76,287,256.61

     5.  The aggregate amount of Class A Finance Charge Collections processed
          during the related Due Period is equal to                                  $9,961,487.88

     6 a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to         $0.00

     6 b. The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                           $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall                $0.00
                is equal to

          (b)  with respect to the Class A Cumulative Investor Charged-Off          $0.00
                Amount is equal to

          (c)  with respect to the Class A Investor Interest is equal to            $0.00

     8.  The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                              $0.00

     9.  The aggregate amount of Class B Principal Collections processed during
          the related Due Period is equal to                                        $4,015,118.77

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during the related Due Period is equal to                                 $524,288.83

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to        $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                          $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall               $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off         $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to           $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                             $0.00

     14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1997.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:___________________________________
                               Vice President, Director of Accounting,
                               and Treasurer